Exhibit 99.1

Investor Contacts:	Media Contacts:
Arthur Shannon	Lainie Keller
arthur.shannon@bausch.com	lainie.keller@bausch.com
(908) 927-1198
Allison Ryan
allison.ryan@bausch.com	Kristy Marks
(877) 354-3705 (toll free)	kristy.marks@bausch.com
(908) 927-0735	(908) 927-0683
Bausch + Lomb Announces Second-Quarter 2022 Results

•Second-Quarter 2022 Financial Results
◦Revenues of $941 Million
◦GAAP Net Income of $5 Million
◦Adjusted EBITDA (non-GAAP)1 of $182 Million
◦GAAP Cash Flow from Operations of $156 Million
•Reported Revenues Grew 1%, and Organic Revenues1,2 Grew 6%, Driven by Strong Performance in Vision Care and Surgical Segments
•Reaffirmed 2022 Full-Year Revenue and Adjusted EBITDA (non-GAAP)1 Guidance Ranges

VAUGHAN, Ontario, Aug. 4, 2022 – Bausch + Lomb Corporation, (NYSE/TSX: BLCO) (“Bausch + Lomb” or the “Company”, “we” or “our”), a leading global eye health company dedicated to helping people see better to live better, today announced its second-quarter 2022 financial results.

“In the second quarter, Bausch + Lomb delivered strong results that demonstrate the advantages of our integrated eye care platform, the durability of our leading brands and the ability of our teams to simultaneously execute on business performance and drive innovation,” said Joseph C. Papa, CEO, Bausch + Lomb. “Our Consumer business performed exceptionally well with three of our leading franchises – LUMIFY®, Biotrue® solutions and PreserVision® vitamins – each achieving a record-high market share in its respective category.”

Select Company and Pipeline Highlights
•Launched Revive™ Custom Soft Contact Lenses in the United States
•Launched XIPERE®3 (triamcinolone acetonide injectable suspension), a therapy that uses the suprachoroidal space to treat patients suffering from macular edema associated with uveitis, in the United States; additionally, XIPERE® received its permanent J-code, a reimbursement code used by commercial insurers and government payers, which became effective for provider billing on July 1, 2022

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1     This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.
2    Organic growth/change, a non-GAAP ratio, is defined as a change on a period-over-period basis in reported revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations.
3     In 2019, the Company acquired an exclusive license from Clearside Biomedical, Inc. for the commercialization and development of XIPERE® in the United States and Canada.

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•Submitted a New Drug Application to the U.S. Food and Drug Administration for NOV034 (perfluorohexyloctane), an investigational treatment with a proposed indication of treating the signs and symptoms of dry eye disease associated with Meibomian gland dysfunction
•Launched Biotrue® Hydration Plus Multi-Purpose Solution in the United States
•Bausch + Lomb INFUSE®/ULTRA® ONE DAY daily disposable silicone hydrogel contact lenses are now available in approximately 25 countries, including recent launches in Cyprus and Norway
•Launched LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%) in Canada
•Enrolled first patient in a study evaluating the safety and efficacy of the Technolas® TENEO™ excimer laser in the United States for laser-assisted in situ keratomileusis (LASIK) vision correction surgery for hyperopia with astigmatism5
•Entered into strategic agreements with Sanoculis, an Israel ophthalmic medical device start-up company, designed to address unmet needs in glaucoma, including an equity investment in Sanoculis, an exclusive European distribution agreement for Sanoculis’ Minimally Invasive Micro Sclerostomy (“MIMS®”), which is an innovative minimally invasive surgical procedure for the treatment of glaucoma, and an option agreement to purchase all of the assets of Sanoculis

Second-Quarter 2022 Revenue Performance
Total reported revenues were $941 million for the second quarter of 2022, as compared to $934 million in the second quarter of 2021, an increase of $7 million, or 1%. Foreign exchange had an unfavorable impact on revenues by $46 million in the second quarter of 2022. Revenue increased organically1,2 by approximately 6% compared to the second quarter of 2021.

Revenues by segment were as follows:

Second-Quarter 2022

(in millions)	Three Months Ended June 30,				Change at Constant Currency[1,6] (non-GAAP)	Organic Change[1,2] (non-GAAP)
	2022	2021	Reported Change	Reported Change
Total Bausch + Lomb Revenues	$941	$934	$7	1%	6%	6%

Vision Care	$589	$556	$33	6%	11%	11%
Surgical	$184	$185	$(1)	(1)%	5%	7%
Ophthalmic Pharmaceuticals	$168	$193	$(25)	(13)%	(10)%	(10)%

Vision Care Segment
Vision Care segment revenues were $589 million for the second quarter of 2022, as compared to $556 million for the second quarter of 2021, an increase of $33 million, or 6%. Excluding the unfavorable impact of foreign exchange of $29 million, the segment increased organically1,2 by approximately 11% compared to the second quarter of 2021, primarily due to higher sales of LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%), Biotrue® solutions franchise and Ocuvite® + PreserVision®, partially offset by decreased sales in the Contact Lens business in China driven by COVID-19 lockdowns that continued into the second quarter of 2022.

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4    In 2019, the Company acquired an exclusive license from Novaliq GmbH for the commercialization and development of NOV03 in the United States and Canada.
5    The Technolas® TENEO™ excimer laser is currently being sold outside of the United States as Technolas® TENEO™ laser 317 (model 2). The device is for investigational use only and is not approved in the United States or its territories.
6    To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency, a non-GAAP ratio, is determined by comparing 2022 reported amounts adjusted to exclude currency impact, calculated using 2021 monthly average exchange rates, to the actual 2021 reported amounts.

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Surgical Segment
Surgical segment revenues were $184 million for the second quarter of 2022, as compared to $185 million for the second quarter of 2021, a decrease of $1 million, or 1%. Excluding the unfavorable impact of foreign exchange of $11 million and the impact of divestitures and discontinuations of $3 million, the segment increased organically1,2 by approximately 7% compared to the second quarter of 2021, primarily due to increased sales of consumables and intraocular lenses.

Ophthalmic Pharmaceuticals Segment
Ophthalmic Pharmaceuticals segment revenues were $168 million for the second quarter of 2022, as compared to $193 million for the second quarter of 2021, a decrease of $25 million, or 13%. Excluding the unfavorable impact of foreign exchange of $6 million, the segment decreased organically1,2 by approximately 10% compared to the second quarter of 2021, mainly due to loss of exclusivity in the branded portfolio, primarily the LOTEMAX® franchise and competitive market dynamics in the generics portfolio.

Operating Results
Operating income was $56 million for the second quarter of 2022, as compared to $58 million for the second quarter of 2021, a decrease of $2 million. The change was primarily driven by an increase in Selling, general and administrative (SG&A) expenses mainly due to inflationary impacts on transportation costs, R&D investment and Cost of goods sold, partially offset by a decrease in amortization of intangible assets and an increase in revenues. The Company is continuing to maintain a disciplined approach to cost management and leverage its infrastructure.

Net Income
Net income for the second quarter of 2022 was $5 million, as compared to a net income of $44 million for the second quarter of 2021, a decrease of $39 million. The change was primarily due to an increase in interest expense and the decrease in operating results noted above, partially offset by a favorable change in the Provision for income taxes.

Adjusted net income (non-GAAP)1 for the second quarter of 2022 was $103 million, as compared to $116 million for the second quarter of 2021, a decrease of $13 million.

Cash Flow from Operations
Cash flow from operations for the second quarter of 2022 was $156 million, as compared to $250 million for the second quarter of 2021, a decrease of $94 million. Cash flow from operations was negatively impacted by the change in our operating assets and liabilities driven by a strategic build in inventory, the timing of payments in the ordinary course of business and our operating results. Cash flow from operations in the second quarter of 2021 was prepared on a carve-out basis and does not include items we are now incurring as a publicly traded company, such as interest.

Earnings Per Share
GAAP Earnings Per Share (“EPS”) and Adjusted EPS (non-GAAP)1 for the second quarter of 2021 has been calculated on a pro forma basis after giving effect to our initial public offering (“IPO”).

GAAP EPS Basic and Diluted for the second quarter of 2022 was $0.01, as compared to $0.13 for the second quarter of 2021. Adjusted EPS (non-GAAP)1 for the second quarter of 2022 was $0.29, as compared to $0.33 for the second quarter of 2021.

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Adjusted EBITDA (non-GAAP)1
Adjusted EBITDA (non-GAAP)1 was $182 million for the second quarter of 2022, as compared to $200 million for the second quarter of 2021, a decrease of $18 million, primarily due to foreign exchange headwinds, the impact from the COVID-19 lockdown in China, higher SG&A expenses and R&D investment, partially offset by strong organic2 revenue growth.

2022 Financial Outlook7
Bausch + Lomb maintained guidance for the full year of 2022 as follows:
•Full-year revenue range of $3.75 – $3.80 billion, reflecting anticipated 4-5% organic1,2 growth
•Full-year Adjusted EBITDA (non-GAAP)1 range of $740 – $780 million

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss) or of forward-looking organic growth1,2 to reported revenue growth, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. These amounts may be material and, therefore, could result in the projected GAAP measure or ratio being materially different or less than the projected non-GAAP measure or ratio. These statements represent forward-looking information and may not represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

Balance Sheet Highlights
•Bausch + Lomb’s cash, cash equivalents and restricted cash were $446 million at June 30, 2022
•Basic and diluted weighted average shares outstanding for the second quarter of 2022 were 350 million shares

Conference Call Details

Date:	Thursday, Aug. 4, 2022

Time:	8:00 a.m. ET

Webcast:	https://www.webcaster4.com/Webcast/Page/2883/45840

Participant Event Dial-in:	+1 (888) 506-0062 (North America) +1 (973) 528-0011 (International)

Participant Access Code:	795242

Replay Dial-in:	+1 (877) 481-4010 (North America) +1 (919) 882-2331 (International)

Replay Passcode:	45840 (replay available until Aug. 18, 2022)

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7    The guidance in this news release is only effective as of the date given, Aug. 4, 2022, and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance. Distribution or reference of this news release following Aug. 4, 2022 does not constitute the Company reaffirming guidance. See the “Forward-looking Statements” section for further information.

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About Bausch + Lomb
Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Its comprehensive portfolio of more than 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with more than 12,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Twitter, LinkedIn, Facebook and Instagram.

Forward-looking Statements
This news release contains forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and positive and negative variations or similar expressions and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. Forward-looking statements include statements regarding Bausch + Lomb’s future prospects and performance, including the Company’s 2022 full-year guidance, the anticipated spinoff of Bausch + Lomb from Bausch Health Companies Inc. (“BHC”) and the timing thereof, and details of the Company’s product pipeline. These forward-looking statements, including the Company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (the “CSA”) (including the Company’s final prospectus as filed with the SEC on May 5, 2022 pursuant to Rule 424(b)(4) under the Securities Act of 1933 relating to the Company’s Registration Statement on Form S-1 and the Company’s supplemented PREP prospectus as filed with the CSA on May 5, 2022), which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the proposed plan to spin off Bausch + Lomb from BHC, including the expected benefits and costs of the spinoff transaction, the expected timing of completion of the spinoff transaction and its terms (including the expectation that the spinoff transaction will be completed following the expiry of customary lock-ups related to the Bausch + Lomb IPO and achievement of targeted net leverage ratios, subject to market conditions and receipt of applicable shareholder and other necessary approvals), the ability to complete the spinoff transaction considering the various conditions to the completion of the spinoff transaction (some of which are outside the Company’s and BHC’s control, including conditions related to regulatory matters and receipt of applicable shareholder and other approvals), the impact of any potential sales of the Company’s common shares by BHC subject to expiry of lock-ups, that market or other conditions are no longer favorable to completing the transaction, that applicable shareholder, stock exchange, regulatory or other approval is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the spinoff transaction, diversion of management time on spinoff transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the spinoff transaction, the qualification of the spinoff transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from the Canada Revenue Agency and/or the Internal Revenue Service will be sought or obtained), the ability of the Company and BHC to satisfy the conditions required to maintain the tax-free status of the spinoff transaction (some of

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which are beyond their control), other potential tax or other liabilities that may arise as a result of the spinoff transaction, the potential dis-synergy costs resulting from the spinoff transaction, the impact of the spinoff transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets the Company is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting the Company’s business. In particular, the Company can offer no assurance that any spinoff transaction will occur at all, or that any spinoff transaction will occur on the terms and timelines anticipated by the Company and BHC. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, the fear of that pandemic, the emergence of variant and subvariant strains of COVID-19 (including the Delta and Omicron variants and subvariants thereof) and any resulting reinstitution of lockdowns or other restrictions, the availability and effectiveness of vaccines for COVID-19 (including with respect to current or future variants and subvariants), COVID-19 vaccine immunization rates, the evolving reaction of governments, private sector participants and the public to that pandemic and the potential effects and economic impact of that pandemic, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease). Finally, they also include, but are not limited to, risks and uncertainties caused by or relating to a potential recession and its impact on revenues, expenses and resulting margins. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, assumptions regarding our 2022 full-year guidance with respect to expectations regarding base performance growth and organic growth, currency impact, run-rate dis-synergies and inflation, expectations regarding adjusted gross margin (non-GAAP), adjusted SG&A expense (non-GAAP) and the Company’s ability to continue to manage such expense in the manner anticipated and the anticipated timing and extent of the Company’s R&D expense; and the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: that there will be no material restrictions on access to health care products and services resulting from a possible resurgence of the virus and variant and subvariant strains thereof on a global basis in 2022; there will be increased availability and use of effective vaccines; that the strict social restrictions in the first half of 2020 will not be materially re-enacted in the event of a material resurgence of the virus and variant and subvariant strains thereof; that there will be an ongoing, gradual global recovery as the macroeconomic and health care impacts of the COVID-19 pandemic diminish over time; that the largest impact to the Company’s businesses were seen in the second quarter of 2020; that, to the extent not already achieved, our revenues will likely return to pre-pandemic levels during 2022, but that rates of recovery will vary by geography and business unit, with some regions and business units expected to lag in recovery possibly beyond 2022; and no major interruptions in the Company’s supply chain and distribution channels. If any of these assumptions regarding the impacts of the COVID-19 pandemic are incorrect, our actual results could differ materially from those described in these forward-looking statements.

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and ratios. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance

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and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.

These measures and ratios do not have any standardized meaning under GAAP, and other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to similar non-GAAP measures and ratios of other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Specific Non-GAAP Measures
EBITDA and Adjusted EBITDA (non-GAAP)
EBITDA (non-GAAP) is Net income attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance.

Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

EBITDA (non-GAAP) is Net income attributable to Bausch + Lomb (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the following items:
•Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets from measuring the performance of the Company and its business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Restructuring and integration costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets

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and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.
•Share-based compensation: The Company excludes costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new board of directors and audit committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other Non-GAAP adjustments: The Company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not routine operating expenses. The Company has also excluded certain other costs, including settlement costs associated with the conversion of a portion of the Company’s defined benefit plan in Ireland to a defined contribution plan. The Company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted Net Income (non-GAAP)
Adjusted net income (non-GAAP) is net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable GAAP financial measure) adjusted for asset impairments, restructuring and integration costs, acquisition-related contingent consideration, acquired in-process research and

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development costs, separation costs and separation-related costs and other non-GAAP adjustments, as these adjustments are described above and further adjusted for amortization of intangible assets, as described below:
•Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes the amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Adjusted net income (non-GAAP) excludes the impact of these certain items that may obscure trends in the Company’s underlying performance. Management uses Adjusted net income (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the Company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income (loss) was significantly lower than our Adjusted net income (non-GAAP).

Organic Growth/Change and Organic Revenue
Organic growth/change, a non-GAAP ratio, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations (if applicable). Organic growth/change is a change in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below, of businesses that have been owned for one or more years. Similarly, organic revenue, a non-GAAP measure, is GAAP revenue (its most directly comparable GAAP financial measure) adjusted for these same items. Organic revenue growth/change is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic growth/change and organic revenue to assess the performance of its reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison.

Organic growth/change and organic revenue reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates on revenues and (ii) the revenues associated with acquisitions, divestitures and discontinuations of businesses divested and/or discontinued. These adjustments are determined as follows:
•Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact of changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
•Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and

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assets owned during both periods. Accordingly, organic revenue and organic growth/change exclude from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue and organic growth/change exclude from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

Constant Currency
Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company’s financial results and financial position. To assist investors in evaluating the Company’s performance, we have adjusted for foreign currency effects. Constant currency impact is determined by comparing 2022 reported amounts adjusted to exclude currency impact, calculated using 2021 monthly average exchange rates, to the actual 2021 reported amounts.

Adjusted EPS (non-GAAP)
Adjusted earnings per share or Adjusted EPS (non-GAAP) is calculated as Diluted income per share attributable to Bausch + Lomb Corporation (“GAAP EPS”) (its most directly comparable GAAP financial measure), adjusted for the per diluted share impact of each adjustment made to reconcile Net income to Adjusted net income (non-GAAP) as discussed above. Like Adjusted net income (non-GAAP), Adjusted EPS (non-GAAP) excludes the impact of certain items that may obscure trends in the Company’s underlying performance on a per share basis. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s results and trends for the periods presented on a diluted share basis. Accordingly, the Company believes that Adjusted EPS (non-GAAP) is useful to investors in their assessment of the Company’s operating performance, the valuation of the Company and an investor’s return on investment. It is also noted that, for the periods presented, our GAAP EPS was significantly lower than our Adjusted EPS (non-GAAP).

© 2022 Bausch & Lomb Incorporated or its affiliates.

FINANCIAL TABLES FOLLOW

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Bausch + Lomb Corporation				Table 1
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2022 and 2021
(unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(in millions, except per share amounts)	2022	2021	2022	2021
Revenues
Product sales	$935	$928	$1,818	$1,802
Other revenues	6	6	12	13
	941	934	1,830	1,815
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	377	364	723	695
Cost of other revenues	2	3	4	5
Selling, general and administrative	368	358	711	676
Research and development	75	71	152	138
Amortization of intangible assets	64	77	129	153
Other (income) expense, net	(1)	3	1	5
	885	876	1,720	1,672
Operating income	56	58	110	143
Interest income	1	—	1	—
Interest expense	(44)	—	(64)	—
Foreign exchange and other	14	9	9	1
Income before provision for income taxes	27	67	56	144
Provision for income taxes	(20)	(21)	(26)	(68)
Net income	7	46	30	76
Net income attributable to noncontrolling interest	(2)	(2)	(5)	(5)
Net income attributable to Bausch + Lomb Corporation	$5	$44	$25	$71

Basic and diluted income per share attributable to Bausch + Lomb Corporation	$0.01	$0.13	$0.07	$0.20

Basic and diluted weighted-average common shares	350	350	350	350

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Bausch + Lomb Corporation				Table 2
Reconciliation of GAAP Net Income and GAAP Earnings Per Share to Adjusted Net Income (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)
For the Three and Six Months Ended June 30, 2022 and 2021
(unaudited)
	Three Months Ended June 30,
	2022		2021
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact (b)	Income (Expense)	Earnings per Share Impact (b)
Net income and Earnings per share attributable to Bausch + Lomb Corporation	$5	$0.01	$44	$0.13
Non-GAAP adjustments: (a)
Amortization of intangible assets	64	0.18	77	0.22
Asset impairments	—	—	2	0.01
Restructuring and integration costs	1	—	—	—
Acquired in-process research and development costs	—	—	1	—
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(5)	(0.01)	—	—
IT infrastructure investment	—	—	3	0.01
Separation costs and separation-related costs	9	0.03	1	—
Legal and other professional fees	—	—	2	0.01
Other	—	—	—	—
Tax effect of non-GAAP adjustments	29	0.08	(14)	(0.05)
Total non-GAAP adjustments	98	0.28	72	0.20
Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP)	$103	$0.29	$116	$0.33

	Six Months Ended June 30,
	2022		2021
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact (b)	Income (Expense)	Earnings per Share Impact (b)
Net income and Earnings per share attributable to Bausch + Lomb Corporation	$25	$0.07	$71	$0.20
Non-GAAP adjustments: (a)
Amortization of intangible assets	129	0.37	153	0.44
Asset impairments	—	—	3	0.01
Restructuring and integration costs	3	0.01	1	—
Acquired in-process research and development costs	—	—	1	—
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(5)	(0.01)	—	—
IT infrastructure investment	1	—	5	0.01
Separation costs and separation-related costs	13	0.04	1	—
Legal and other professional fees	—	—	2	0.01
Other	6	0.02	—	—
Tax effect of non-GAAP adjustments	16	0.04	(28)	(0.07)
Total non-GAAP adjustments	163	0.47	138	0.40
Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP)	$188	$0.54	$209	$0.60
(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.
(b) On April 28, 2022, Bausch + Lomb effected a share consolidation as a result of which it had 350,000,000 issued and outstanding common shares. These common shares are treated as issued and outstanding at January 1, 2021 for purposes of calculating Basic and diluted income per share attributable to Bausch + Lomb Corporation.

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Bausch + Lomb Corporation			Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Six Months Ended June 30, 2022 and 2021
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in millions)	2022	2021	2022	2021
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$368	$358	$711	$676
Separation-related costs (a)	(6)	(1)	(10)	(1)
IT infrastructure investment (b)	—	(3)	(1)	(5)
Legal and other professional fees (c)	—	(2)	—	(2)
Adjusted selling, general and administrative (non-GAAP)	$362	$352	$700	$668
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$64	$77	$129	$153
Amortization of intangible assets (d)	(64)	(77)	(129)	(153)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—	$—	$—
Other (income) expense, net reconciliation:
GAAP Other (income) expense, net	$(1)	$3	$1	$5
Restructuring and integration costs (e)	(1)	—	(3)	(1)
Asset impairments (f)	—	(2)	—	(3)
Separation costs (a)	(3)	—	(3)	—
Acquired in-process research and development costs (g)	—	(1)	—	(1)
Acquisition-related contingent consideration (h)	5	—	5	—
Adjusted other expense, net (non-GAAP)	$—	$—	$—	$—
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$14	$9	$9	$1
Other (i)	—	—	6	—
Adjusted foreign exchange and other (non-GAAP)	$14	$9	$15	$1
Provision for income taxes reconciliation:
GAAP Provision for income taxes	$(20)	$(21)	$(26)	$(68)
Tax effect of non-GAAP adjustments (j)	29	(14)	16	(28)
Adjusted benefit (provision) for income taxes (non-GAAP)	$9	$(35)	$(10)	$(96)
(a) Represents the two components of the non-GAAP adjustment of “Separation and separation-related costs” (see Table 2).
(b) Represents the sole component of the non-GAAP adjustment of “IT infrastructure investment” (see Table 2).
(c) Represents the sole component of the non-GAAP adjustment of “Legal and other professional fees” (see Table 2).
(d) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Restructuring and integration costs” (see Table 2).
(f)    Represents the sole component of the non-GAAP adjustment of “Asset impairments” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Acquired in-process research and development costs” (see Table 2).
(h) Represents the sole component of the non-GAAP adjustment of “Acquisition-related contingent consideration” (see Table 2).
(i)    Represents the sole component of the non-GAAP adjustment of “Other” (see Table 2).
(j) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

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Bausch + Lomb Corporation				Table 2b
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP)
For the Three and Six Months Ended June 30, 2022 and 2021
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in millions)	2022	2021	2022	2021
Net income attributable to Bausch + Lomb Corporation	$5	$44	$25	$71
Interest expense, net	43	—	63	—
Provision for income taxes	20	21	26	68
Depreciation and amortization of intangible assets	98	111	193	217
EBITDA	166	176	307	356
Adjustments:
Asset impairments	—	2	—	3
Restructuring and integration costs	1	—	3	1
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(5)	—	(5)	—
Share-based compensation	11	15	27	29
Separation and Separation-related costs	9	1	13	1
Other non-GAAP adjustments:
IT infrastructure investment	—	3	1	5
Legal and other professional fees	—	2	—	2
Acquired in-process research and development costs	—	1	—	1
Other	—	—	6	—
Adjusted EBITDA (non-GAAP)	$182	$200	$352	$398

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Bausch + Lomb Corporation									Table 3
Organic Revenue (non-GAAP) and Organic Revenue Growth (non-GAAP) - by Segment
For the Three and Six Months Ended June 30, 2022 and 2021
(unaudited)

	Calculation of Organic Revenue for the Three Months Ended
	June 30, 2022			June 30, 2021			Change in Revenue as Reported		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)							Amount	Pct.	Amount	Pct.
Vision Care	$589	$29	$618	$556	$—	$556	$33	6%	$62	11%
Surgical	184	11	195	185	(3)	182	(1)	(1)%	13	7%
Ophthalmic Pharmaceuticals	168	6	174	193	—	193	(25)	(13)%	(19)	(10)%
Total revenues	$941	$46	$987	$934	$(3)	$931	$7	1%	$56	6%

	Calculation of Organic Revenue for the Six Months Ended
	June 30, 2022			June 30, 2021			Change in Revenue as Reported		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)							Amount	Pct.	Amount	Pct.
Vision Care	$1,149	$48	$1,197	$1,112	$—	$1,112	$37	3%	$85	8%
Surgical	358	17	375	347	(6)	341	11	3%	34	10%
Ophthalmic Pharmaceuticals	323	10	333	356	—	356	(33)	(9)%	(23)	(6)%
Total revenues	$1,830	$75	$1,905	$1,815	$(6)	$1,809	$15	1%	$96	5%
(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three and six months ended June 30, 2022 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Organic revenue (non-GAAP) for the three and six months ended June 30, 2021 is calculated as revenue as reported less revenues attributable to divestitures and discontinuations during the twelve months prior to the day of divestiture or discontinuation, as there are no revenues from those businesses and assets included in the comparable current period. Organic revenue (non-GAAP) is also adjusted for acquisitions, however, during the three and six months ended June 30, 2022 and 2021, there were no acquisitions.

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